                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.          [ ] Confidential, for use of the
                                              Commission only (as permitted by
[ ] Definitive proxy statement.               Rule 14a-6(e)(2)).

[ ] Definitive additional materials.

[X] Soliciting material under Rule 14a-12.

                                SPECTRAFAX CORP.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

Certain statements contained in this soliciting material and the accompanying release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the agreement with Delford Commercial, Ltd. ("Delford"), the prospective merger transaction of SpectraFAX and Energy Solutions Enterprises, Inc. ("Energy Solutions") and shareholder value. We caution you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure or delay in obtaining required shareholder approval, failure to enter into a definitive agreement for the purchase of aluminum and other products and services from Delford, failure to enter into a definitive agreement for the merger with Energy Solutions, adverse changes in SpectraFAX's, Delford's and/or Energy Solutions' financial results and conditions, changes in SpectraFAX's financial performance, financing plans and the impact of competition, anticipated trends in SpectraFAX's business, SpectraFAX's dependence on existing sources of funding, changes in general economic conditions and business conditions, and other factors generally understood to affect the financial results of fax and information management companies, and other factors generally understood to affect the financial results of companies in the electrical storage and transmission industry, and other risks detailed from time to time in SpectraFAX's releases and Annual Report on Form 10-KSB for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission. SpectraFAX undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

On June 27, 2001, SpectraFAX Corp. (the "Company") entered into a non-binding letter of intent with Energy Solutions Enterprises, Inc., a Delaware corporation, for the reorganization and merger of the Company and Energy Solutions following which the stockholders of Energy Solutions would hold a majority of the outstanding stock of the combined company (the "Merger"). The combined company will continue the operation of Energy Solutions. The due diligence period under the letter agreement has now expired, and the Company and Energy Solutions are moving forward with preparation of a definitive merger agreement. In the meantime, the management of Energy Solutions, with the cooperation of the Company's management, has been negotiating contracts for the benefit of the combined company. Energy Solutions has recently negotiated a preliminary aluminum supply agreement with Delford Commercial, Ltd. based in Toronto, Canada, as well as a preliminary agreement for Delford to provide production facilities for the manufacture and production of aluminum electrical transmission line for the combined company. The preliminary agreement also provides that Delford will supply the combined company with scandium master alloy for research and development purposes with respect to the production of a composite-reinforced aluminum conductor electrical transmission wire.

If SpectraFAX enters into a definitive merger agreement with Energy Solutions, then this proposed transaction will be submitted to SpectraFAX's shareholders for their consideration, and SpectraFAX will file a proxy statement and other relevant documents with the Securities and Exchange Commission ("SEC"). Investors and shareholders are urged to read the proxy statement (when available), because it will contain important information about the transaction, SpectraFAX and any acquirer. After the proxy statement is filed with the SEC, the proxy statement will be available free of charge, both on the SEC's web site (www.sec.gov) and from SpectraFAX by directing a request to SpectraFAX Corp., 501 Goodlette Road North, Suite B 206, Naples, Florida 34102, Attention: Vicki Koopman, Corporate Secretary. SpectraFAX and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to a shareholder meeting or meetings to be held in connection with such transaction. Information about the participants in the solicitation, including their interests in shares of SpectraFAX's common stock, is set forth in SpectraFAX's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the SEC. Investors and shareholders may obtain additional information regarding the interests of SpectraFAX and its directors and officers by reading the proxy statement when it becomes available.

Set forth below is a recent press release made by the Company and Energy Solutions about the Merger and the transactions with Delford.

THE FOLLOWING IS A PRESS RELEASE ISSUED BY SPECTRAFAX AND ENERGY SOLUTIONS ON JULY 25, 2001.

    SPECTRAFAX AND ENERGY SOLUTIONS ANNOUNCE END OF DUE DILIGENCE PERIOD AND
            DEVELOPMENTS FOR TRANSMISSION WIRE SUPPLY AND PRODUCTION

NAPLES, Fla., July 25/PRNewswire/ - SpectraFAX Corp. (OTC Bulletin Board: SRFX) and Energy Solutions Enterprises, Inc., a Delaware corporation, with headquarters in Houston, Texas, today announced that the due diligence period of their previously announced June 28 letter agreement has expired, and the management of each company intends to move forward with preparation of a definitive merger agreement which must be approved by the shareholders of each company.

Energy Solutions has negotiated preliminary agreements with Delford Commercial Ltd. based in Toronto, Canada. In one of the agreements, Delford will supply 99.95% aluminum to Energy Solutions for three years to be used in the manufacture and production of a composite-reinforced aluminum conductor electric transmission wire.

Additionally, Delford will provide production facilities for the manufacture and production of the new transmission line and will provide training to personnel in any new manufacturing facilities to be used for the production of the new wire.

Further, for a period of two years Delford will agree to supply scandium master alloy in sufficient quantities to be used for research and development with respect to manufacturing and production of the composite-reinforced aluminum conductor electric transmission wire.

Energy Solutions is preparing a Department of Energy, Office of Industrial Technologies, grant application for the development and building of a 10 megawatt super capacitor test facility on Energy Solutions' 15-acre site located in Houston, Texas.

On June 28, 2001, SpectraFAX and Energy Solutions announced their agreement to merge their operations, subject to the completion of a definitive merger agreement and approval of the shareholders of each company. The Delford agreement will be finalized and DOE grant application will be filed after the proposed merger of the two companies has been approved by the shareholders of SpectraFAX and Energy Solutions.

SpectraFAX manufactures and markets high quality fax processing systems to large corporate and governmental agencies. SpectraFAX's services consist primarily of its Fax Information Dissemination Services (including Fax Broadcase and Fax-on-Demand Services).

Energy Solutions, located in Houston, Texas, acquires and operates electric energy technologies primarily related to the North American energy grid.

Certain statements contained in this release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the agreement with

Delford, the prospective merger transaction of SpectraFAX and Energy Solutions and shareholder value. We caution you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure or delay in obtaining required shareholder approval, failure to enter into a definitive agreement for the purchase of aluminum and other products and services from Delford, failure to enter into a definitive agreement for the merger with Energy Solutions, adverse changes in SpectraFAX's, Delford's and/or Energy Solutions' financial results and conditions, changes in SpectraFAX's financial performance, financing plans and the impact of competition, anticipated trends in SpectraFAX's business, SpectraFAX's dependence on existing sources of funding, changes in general economic conditions and business conditions, and other factors generally understood to affect the financial results of fax and information management companies, and other factors generally understood to affect the financial results of companies in the electrical storage and transmission industry, and other risks detailed from time to time in SpectraFAX's releases and Annual Report on Form 10-KSB for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission. SpectraFAX undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.